Exhibit 770
Investors Fund Series
Form N-SAR for the period ended 6/30/97
File No. 811-5002

Offering Date: 4/16/97
Description of Security: DeCrane Aircraft Holdings Inc. Total Amount of Underwriting: 2,797,423 Shares
Name of Fund: Investors Fund Series-Kemper Small Cap Growth
Portfolio
Amount Purchased: 45,800 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 1.8%
Amount Purchased 3% Limit (2): 0.7%
Purchased From: Wertheim Schroder & Co. Inc.
Underwriting syndicates members: Wertheim Schroder Co. Inc.,
Dillon, Read &
Co., Inc., Bear, Stearns & Co., Inc., Alex Brown & Sons
Inc., BT Securities
Corp., Donaldson, Lufkin & Jenrette Securities Corp., A.G.
Edwards & Sons,
Inc., Goldman, Sachs & Co., Lazard Freres & Co. LLC, Lehman
Brothers Inc.,
Merrill Lynch, Pierce, Fenner & Smith Inc., Oppenheimer &
Co., Inc.,
Prudential Securities Inc., Smith Barney Inc., Arnhold & S.
Bleichroeder,
Inc., Cowen & Co., Gabelli & Co., Inc., Janney Montgomery
Scott Inc., C.L.
King & Assoc., Inc., The Ohio Co., Ragen Mackenzie Inc., The
Robinson-Humphrey
Co., Inc., Sanders Morris Mundy Inc., Scott & Stringfellow,
Inc., Wheat, First
Securities, Inc.

Offering Date: 06/24/97
Description of Security: Waterlink, Inc.
Total Amount of Underwriting: 4,500,000 Shares
Name of Fund: Investors Fund Series-Kemper Small Cap Growth
Portfolio
Amount Purchased: 36,800 Shares
Affiliate That Participated in Underwriting: Gruntal and Co. Amount Purchased 4% Limit (1): 0.9%
Amount Purchased 3% Limit (2): 0.4%
Purchased from: Smith Barney Inc.
Underwriting syndicates members: Smith Barney Inc.,
Oppenheimer & Co., Inc.,
Sanders Morris Mundy Inc., Robert W. Baird & Co. Inc., Bear,
Stearns & Co.
Inc., Alex. Brown & Sons Inc., Cleary Gull Reiland &
McDevitt Inc., Credit
Suisse First Boston Corp., Dain Bosworth Inc., Deutsche
Morgan Grenfell Inc.,
Donaldson, Lufkin & Jenrette Securities Corp., EVEREN
Securities, Inc., First
Analysis Securities Corp., First of Michigan Corp., Goldman,
Sachs & Co.,
Hoefer & Arnett, Inc., Edward D. Jones & Co., LP, McDonald &
Company
Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith
Inc., NatWest
Securities Ltd., The Ohio Co., PaineWebber Inc.,
Parker/Hunter Inc., Ragen
MacKenzie Inc., Rauscher Pierce Refsnes, Inc., Raymond James
& Associates,
Inc., The Robinson-Humphrey Co., Inc., Salomon Brothers Inc.

(1) The amount purchased may not be greater than 4% of the total principal amount of an issue. Percentage applies to all Funds purchasing shares.

(2) The amount purchased may not be greater than 3% of the Funds total assets.